EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 listed below of Johnson Controls International plc of our report dated November 23, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

1.	Registration Statement on Post-Effective Amendment Form S-8 to Form S-4 (Registration No. 333-210588)

2.	Registration Statement on Form S-8 (Registration No. 333-213508)

3.	Registration Statement on Form S-8 (Registration No. 333-200320)

4.	Registration Statement on Form S-8 (Registration No. 333-185004)

5.	Registration Statement on Form S-8 (Registration No. 333-107489)

6.	Registration Statement on Form S-8 (Registration No. 333-113943)

7.	Registration Statement on Form S-3 (Registration No. 333-200314-02)

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
November 23, 2016